     As filed with the Securities and Exchange Commission on March 23, 2000

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                NEW JERSEY                                      22-3103129
        (State or other jurisdiction                         (I.R.S. Employer
     of incorporation or organization)                     Identification No.)

                                 25 UPTON DRIVE
                        WILMINGTON, MASSACHUSETTS 01887
                                 (978) 657-7500
              (Address, including ZIP code, and telephone number,
       including area code, of registrant's principal executive offices)

                            NANETTE W. MANTELL, ESQ.
                                LANE AND MANTELL
                         991 ROUTE 22 WEST, PO BOX 8539
                          SOMERVILLE, NEW JERSEY 08876
                                 (908) 253-9333
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                       DR. D. GEOFFREY SHULMAN, PRESIDENT
                           DUSA PHARMACEUTICALS, INC.
                                 25 UPTON DRIVE
                        WILMINGTON, MASSACHUSETTS 01887
                                 (978) 657-7500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-31676

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
================================================================================================================
                                              Amount        Proposed Maximum    Proposed Maximum      Amount of
   Title of Each Class of Securities           to be         Offering Price        Aggregate         Registration
           to be Registered                  Registered        Per Share         Offering Price          Fee
----------------------------------------------------------------------------------------------------------------
Shares of common stock without par
value (2)                                      2,500           31.00 (1)              $77,500.00       $20.46
----------------------------------------------------------------------------------------------------------------

TOTAL REGISTRATION FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . $20.46

================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the weighted average exercise price of the options rounded to the nearest cent.

(2) Represents additional options granted to a selling shareholder in connection with services rendered to DUSA. (These options are not eligible for registration on Form S-8 under the Securities Act of 1933, as amended.)

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCED PURSUANT TO GENERAL
INSTRUCTION IV OF FORM S-3

         This registration statement is being filed in order to register additional shares of DUSA common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

         Pursuant to Rule 462(b) and in accordance with the provisions of General Instructions IV of Form S-3, DUSA hereby incorporates by reference the contents of DUSA's registration statement on Form S-3 (Registration No.
333-31676) filed with the Securities and Exchange Commission on March 3, 2000, which registration statement was declared effective on March 22, 2000, including the exhibits thereto.



                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.         EXHIBITS

(a)      All exhibits filed with or incorporated by reference in DUSA's
Registration Statement on Form S-3 (Registration Statement No: 333-31676) are incorporated by reference into and shall be deemed a part of, this registration statement, except the following, which are filed herewith:

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
         (5)     Opinion re: legality
                 (5.1)    Opinion of Lane and Mantell, a professional corporation
         (23)    Consents of experts and counsel
                 (23.1)   Consent of Deloitte & Touche LLP
                 (23.2)   Consent of Lane and Mantell, a professional corporati
                          on (included in Exhibit 5.1)
         (99.1)  Nonqualified Stock Option Agreement dated as of March 7, 2000, between DUSA Pharmaceuticals, Inc. and
                 Nanette W. Mantell.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Commonwealth of Massachusetts, United States of America, on March 23, 2000.

                                                      DUSA Pharmaceuticals, Inc.
                                                      --------------------------
                                                                    (Registrant)

                                                By: s/D. Geoffrey Shulman
                                                   -----------------------------
                                                            D. Geoffrey Shulman,
                                                                   President and
                                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


s/ D. Geoffrey Shulman                      Director, Chairman of the Board,       March 23, 2000
-----------------------------------------   President, Chief Executive Officer     -----------------
D. Geoffrey Shulman, MD, FRCPC              and Chief Financial Officer            Date
                                            (Principal Executive, Financial,
                                            and Accounting Officer)

s/Ronald L. Carroll *                       Executive Vice President, Chief        March 23, 2000
-----------------------------------------   Operating Officer                      -----------------
Ronald L. Carroll                                                                  Date

s/Stuart L. Marcus *                        Senior Vice President,                 March 23, 2000
-----------------------------------------   Scientific Affairs                     -----------------
Stuart L. Marcus,  MD, PhD                                                         Date

s/Scott L. Lundahl *                        Vice President,                        March 23, 2000
-----------------------------------------   Technology                             -----------------
Scott Lundahl                                                                      Date

s/Mark C. Carota *                          Vice President,                        March 23, 2000
-----------------------------------------   Operations                             -----------------
Mark. C. Carota                                                                    Date

s/Nanette W. Mantell *                      Secretary                              March 23, 2000
-----------------------------------------                                          -----------------
Nanette W. Mantell, Esq.                                                           Date

s/John H. Abeles *                          Director                               March 23, 2000
-----------------------------------------                                          -----------------
John H. Abeles, MD                                                                 Date

s/James P. Doherty *                        Director                               March 23, 2000
-----------------------------------------                                          -----------------
James P. Doherty, BSc                                                              Date

s/Jay M. Haft *                             Director                               March 23, 2000
-----------------------------------------                                          -----------------
Jay M. Haft, Esq.                                                                  Date

s/Richard C. Lufkin *                       Director                               March 23, 2000
-----------------------------------------                                          -----------------
Richard C. Lufkin                                                                  Date


*By/s/D. Geoffrey Shulman
----------------------------------------
      D. Geoffrey Shulman, Attorney-in-Fact

                               INDEX TO EXHIBITS

         (5)     Opinion re: legality
                 (5.1)   Opinion of Lane and Mantell, a professional corporation
         (23)    Consents of experts and counsel
                 (23.1)  Consent of Deloitte & Touche LLP
                 (23.2)  Consent of Lane and Mantell, a professional corporation
                         (included in Exhibit 5.1)
         (99.1)  Nonqualified Stock Option Agreement, dated March 7, 2000, between DUSA Pharmaceuticals, Inc. and Nanette W. Mantell.